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                                                                    EXHIBIT 4.18

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of October 17, 2001, by and among PalletOne, Inc., a Delaware corporation ("PalletOne"), White Oak Capital Partners, L.P., a Delaware limited partnership doing business as The White Oak Company ("White Oak"), IFCO Systems North America, Inc., a Delaware corporation ("IFCO NA"), and the wholly owned subsidiaries of IFCO NA whose names appear on the signature pages of this Amendment (the "Subsidiaries").

     WHEREAS, the parties to this Amendment entered into that certain Asset Purchase Agreement, dated as of September 6, 2001 (the "Asset Purchase Agreement"); and

     WHEREAS, the parties hereto desire to amend the Asset Purchase Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1. Section 2.5 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

          "2.5 Purchase Price. At the Closing, Buyer shall pay Seller in cash an aggregate of $48,250,000, $45,000,000 of which is the purchase price for the Assets (the "Purchase Price"), and $3,250,000 of which is consideration for the agreements set forth in Section 10.1 (the "Non-Compete Payment"). The Purchase Price and Non-Compete Payment shall be paid as follows: (i) Buyer shall issue to IFCO NA Buyer's promissory note in the original principal amount of $1,760,000 (the "IFCO Promissory Note"), together with a warrant to purchase up to 1.76% of the common stock of Buyer on a fully diluted basis (the "IFCO Warrant") and a subordinated guaranty executed by each of the subsidiaries of Buyer guaranteeing payment of the IFCO Promissory Note (the "Guaranty"), each of which shall be in substantially the form attached on Schedule 2.5, and (ii) Buyer shall pay IFCO NA $46,490,000 in cash. In addition, Buyer shall pay to IFCO NA a loan origination fee equal to two percent (2%) of the original principal amount of the IFCO Promissory Note (the "Loan Origination Fee"). However, in order to comply with the bulk sales laws of the various jurisdictions in which Seller is located or operates, the cash portion of the Purchase Price and of the Non-Compete Payment, and the Loan Origination Fee, shall be payable by Buyer directly to the secured creditor(s) of Seller, as identified by Seller in writing prior to the Closing, by wire transfer in immediately available funds for credit to the account(s) of Seller."

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     2.   Section 2.7(a) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

          "(a)   At the Closing, Seller shall execute and deliver to Buyer (i)
     a completed Bill of Sale and Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit A (the "Bill of Sale"), covering all of the Assets and providing for Buyer's assumption of the Assumed Liabilities, (ii) a certificate of title to any Asset covered by a certificate of title, (iii) special warranty deeds conveying to various wholly owned subsidiaries of Buyer (as designated by Buyer in its sole discretion) fee simple title to the Owned Real Property, and (iv) such other instruments as shall be reasonably necessary or appropriate to effect the transfer of the Assets as contemplated hereby and to otherwise comply with the purposes and intent of this Agreement."

     3. Section 2.7(b) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

          "(b)   At the Closing, Buyer shall deliver to Seller (i) the cash portion of the Purchase Price and Non-Compete Payment, as provided in
     Section 2.5, (ii) the Bill of Sale duly executed by Buyer, (iii) the IFCO Promissory Note duly executed by Buyer, (iv) the IFCO Warrant duly executed by Buyer, and (v) such other documents and instruments as shall be necessary to effect the assumption of the Assumed Liabilities and the acquisition of the title to the Assets."

     4. Section 2.9 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

          "2.9   Closing. The consummation of the purchase of the Assets and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas, on or before October 16, 2001, or at such time and date as Buyer and Seller may mutually agree, which date shall be referred to as the "Closing Date." Notwithstanding the actual time and date of the Closing."

     5. There shall be added to the Asset Purchase Agreement a new Section 2.10, which shall read in its entirety as follows:

          "2.10 Notwithstanding anything to the contrary set forth in Article 2 or elsewhere in this Agreement, no Assets are being conveyed to White Oak hereunder, nor is White Oak assuming any of the Assumed Liabilities."

     6. Schedule 3.9(d) of the Asset Purchase Agreement is hereby amended by deleting the reference to the underfunded pension plan liability assumed by Palex, Inc. when it acquired Isaacson Lumber Company in 1998.

     7. Section 5.20(a) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

        "(a) Cooperation; Further Assurances. (i) Seller and Buyer shall promptly execute and deliver those instruments, documents and certificates as Seller or Buyer may reasonably request to more effectively consummate the transactions contemplated hereby; (ii) to the extent that Buyer and/or Seller determine that a subsidiary of Seller that is not a party to this Agreement owns, beneficially or of record, any asset used exclusively in the Business, IFCO NA shall cause such subsidiary to execute such instruments, documents and certificates as Buyer may reasonably request to transfer ownership of such asset or assets to Buyer; (iii) Seller shall as promptly as practical, but in no event later than five (5) business days after receipt, deliver to Buyer any mail, packages, notices, copies of service of process and other similar items received by Seller that relate to the Assets or the Business, or the Assumed Liabilities or that otherwise should be delivered to Buyer and all moneys, checks or other instruments of payment to which Buyer is entitled; (iv) Seller authorizes Buyer to receive and open all mail and other communications received by Buyer and to act with respect to such communications in such manner as Buyer may elect if such communications relate to the Assets, the Business or the Assumed Liabilities or, if such communications do not so relate, to forward the same promptly to Seller but in no event less than five (5) business days after receipt; (v) Seller shall promptly forward to Buyer any telephone calls, telecopies and other similar communications received by Seller that relate to the Assets, the Business or the Assumed Liabilities; and (vi) Buyer shall as promptly as practical, but in no event later than five (5) business days after receipt, deliver to Seller any mail, packages, notices, copies of service of process, and other similar items received by Buyer that relate to the Excluded Assets, the Excluded Liabilities, or that should otherwise be delivered to Seller, and all monies, checks or other instruments of payment to which Seller is entitled; and (vii) Buyer shall promptly forward to Seller any telephone calls, telecopies, and other similar communications received by Buyer that relate to the Excluded Assets or Excluded Liabilities. If an account debtor pays an account receivable of Buyer, but validily offsets or validly reduces the payment to Buyer as a result of any services provided by Seller to the account debtor prior to Closing, such amount shall be included in "Losses" as defined herein."

     8. There shall be added to Section 5.20 of the Asset Purchase Agreement a new paragraph (g), which shall read in its entirety as follows:

           "(g)   Certificates of Tax Authorities. Seller shall use its best efforts to provide to Buyer copies of certificates from the taxing authorities listed on Schedule 5.20(g) for the Subsidiaries listed on
     Schedule 5.20(g) within 60 days following the Closing Date stating that no Taxes are due to such taxing authority for which Buyer could have liability to withhold or pay Taxes with respect to the transfer of the Assets or the Business; except that, with respect to Taxes which Seller is contesting in good faith, Seller shall use its best efforts to provide to Buyer copies of certificates from such taxing authority within the earlier of (a) sixty
     (60) days following the Closing Date or (b) ten (10) days following the resolution of such contest."

     9. The forth sentence of Section 6.1 is hereby amended to read in its entirety as follows:

           "The Subsidiaries shall remain responsible for wages, salaries and benefits (including vacations), and any claims for any of the foregoing, of employees until they become Transferred Employees, and for all such benefits (and claims therefor) earned prior to the Closing Date."

     10. The second and third sentences of Section 6.3(b) are hereby amended to read in their entirety as follows:

           "Seller shall be responsible for medical expenses covered under the terms of the Seller Medical Plan incurred by a Transferred Employee and/or his covered dependents on or prior to the Closing Date (or if later, for the period prior to the date such person becomes a Transferred Employee) if such coverage is provided under the terms of the Seller Medical Plan. If a Transferred Employee or a covered dependent of a Transferred Employee enrolled in the Seller Medical Plan is hospitalized on the Closing Date, the Seller Medical Plan shall continue to provide existing coverage for such person until he or she is discharged from the hospital. Nothing herein shall imply that Buyer is assuming or becoming responsible for any medical expenses incurred by a Transferred Employee and/or his covered dependents prior to the Closing Date or the date such person becomes a Transferred Employee, whichever date is later."

     11. Schedule 7.2(i) of the Asset Purchase Agreement is hereby amended by deleting the reference in such schedule to the terms of the proposed subordinated debt. In place of such subordinated debt, Buyer will issue the IFCO Promissory Note and IFCO Warrant, and Buyer shall also issue a subordinated promissory note to PalletOne Mezzanine Partners, L.P. in the original principal amount of $8,240,000, with a warrant to purchase up to 8.24% of the common stock of

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Buyer on a fully diluted basis.

          12. Section 7.2(l) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

                "(l)    Certificates of Tax Authorities. Subject to the
          provisions of Section 5.20(g), on or before the Closing Date, Seller shall provide to Buyer copies of certificates from the appropriate taxing authority stating that no Taxes are due to any state or other taxing authority for which Buyer could have liability to withhold or pay Taxes with respect to the transfer of the Assets or the Business."

          13. Section 7.2(n) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

                "(n)    Employees Letters. Buyer shall have received the letters
          from Seller to the Restricted Employees as contemplated by Section 10.7."

          14. Section 7.2(r) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

                "(r)    Releases. Seller shall have released all claims Seller
          may have against each existing or former employee of Seller listed on
          Schedule 7.2(r) (the "Released Employees") through the Closing Date, in the form attached hereto as Exhibit C."

          15. There shall be added to Section 7.2 of the Asset Purchase Agreement a new paragraph (t), which shall read in its entirety as follows:

                "(t)    Transferred Business Names. Concurrently with Closing,
          each Seller shall amend its charter documents so that none of Seller's legal names includes any of the Transferred Business Names. In addition, concurrently with Closing, each Seller shall terminate any assumed name registrations or similar filings that include any of the Transferred Business Names."

          16. Section 7.3(f) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

                "(f)    Release. Those persons who (a) hold options to purchase
          stock of Seller, or who hold stock of Seller as a result of the exercise of stock options of Seller, and (b) who will at Closing become employees and/or shareholders of Buyer (all such persons are set forth on Schedule 7.3(f) hereto), shall (x) terminate any outstanding options to purchase stock of Seller that such person may have and (y)

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     release Seller of all claims that such person may have against Seller through the Closing Date by executing and delivering to Seller a release in the form attached hereto as Exhibit C."

     17. There shall be added to Section 7.3 of the Asset Purchase Agreement a new paragraph (i), which shall read in its entirety as follows:

          "(i) Voluntary Termination of Employment. Each of the Released Employees shall have voluntarily terminated their employment with Seller (if such Released Employee is currently an employee of Seller)."

     18. Section 8.1(b) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

          "(b) by either Seller or Buyer by written notice to the other (a "Termination Notice") if the Closing has failed to occur on or before 5:00 p.m. Dallas, Texas time on October 16, 2001 (or such later date as Seller and Buyer shall mutually agree in writing), except that neither Buyer nor Seller shall terminate this Agreement by delivery of a Termination Notice while such Party is in material breach or default of its obligations hereunder.

     19. Section 8.1(e) of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

          "(e)  [Intentionally omitted]."

     20.  Schedules 10.1-A, 10.1-B, 10.2-A, 10.2-B, and 10.2-F to the Asset
Purchase Agreement are attached to this Amendment and represent the final disclosure schedules for such sections of the Asset Purchase Agreement.

     21. Section 10.7 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

          "10.7 Reformation of Restrictive Agreements. Certain employees or former employees of Seller, or other persons who have sold assets to Seller, who will become employees and/or shareholders of Buyer or its Affiliates (the "Restricted Employees") are parties to agreements with Seller that prohibit such persons from competing with Seller and/or are parties to confidentiality and non-disclosure agreements with Seller (collectively, the "Restrictive Agreements"). Simultaneously with the Closing, all such Restrictive Agreements shall be deemed to be

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     automatically reformed (without any further action by such persons or the other parties to the Restrictive Agreements), so that actions that are not prohibited under Section 10.2 or Section 11.1 of this Agreement shall not be prohibited under the Restrictive Agreements. It is intended that such persons be third-party beneficiaries of this Section 10.7. At Closing, Seller shall provide Buyer with letters (reasonably satisfactory to Buyer) addressed to each of such persons, informing such persons of the effect of this Section 10.7."

     22. The signature pages to the Asset Purchase are amended to add NLP Transport, Inc. and NLD, Inc. as additional "Subsidiaries" to the Asset Purchase Agreement.

     23. White Oak was incorrectly identified in the Asset Purchase Agreement as a Texas limited partnership. White Oak is a Delaware limited partnership.

     24. Capitalized terms that are used herein and not otherwise defined shall have the meanings assigned to them in the Asset Purchase Agreement.

     25. All other terms and provisions of the Asset Purchase Agreement not expressly modified by this Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

                                    *******

                     [Remainder of Page Intentionally Blank]

                                       7

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    IN WITNESS WHEREOF, the undersigned parties have executed this Amendment on the date first written above.

                                        SELLER:

                                        IFCO SYSTEMS NORTH AMERICA, INC.


                                        By:          /s/ James B. Griffin
                                              ---------------------------------
                                              Name:     James B. Griffin
                                                   ----------------------------
                                              Title:    President
                                                   ----------------------------

                                        SHIPSHEWANA PALLET CO., INC.


                                        By:          /s/ James B. Griffin
                                              ---------------------------------
                                              Name:     James B. Griffin
                                                   ----------------------------
                                              Title:    President
                                                   ----------------------------

                                        IFCO SYSTEMS FLORIDA, INC.


                                        By:          /s/ James B. Griffin
                                              ---------------------------------
                                              Name:     James B. Griffin
                                                   ----------------------------
                                              Title:    President
                                                   ----------------------------

                                        PALEX-TEXAS, L.P.


                                        By:   PalEx-Texas, Inc.,
                                              its general partner


                                        By:          /s/ James B. Griffin
                                              ---------------------------------
                                              Name:     James B. Griffin
                                                   ----------------------------
                                              Title:    President
                                                   ----------------------------

                                        SHEFFIELD LUMBER AND PALLET
                                        COMPANY, INC.


                                        By:          /s/ James B. Griffin
                                              ---------------------------------
                                              Name:     James B. Griffin
                                                   ----------------------------
                                              Title:    President
                                                   ----------------------------

                                        SOUTHERN PALLET, INC.


                                        By:          /s/ James B. Griffin
                                              ---------------------------------
                                              Name:     James B. Griffin
                                                   ----------------------------
                                              Title:    President
                                                   ----------------------------

                                        NEW LONDON PALLET INC.


                                        By:          /s/ James B. Griffin
                                              ---------------------------------
                                              Name:     James B. Griffin
                                                   ----------------------------
                                              Title:    President
                                                   ----------------------------

                                        DUCKERT PALLET CO., INC.


                                        By:          /s/ James B. Griffin
                                              ---------------------------------
                                              Name:     James B. Griffin
                                                   ----------------------------
                                              Title:    President
                                                   ----------------------------

                                        ISAACSON LUMBER CO.


                                        By:          /s/ James B. Griffin
                                              ---------------------------------
                                              Name:     James B. Griffin
                                                   ----------------------------
                                              Title:    President
                                                   ----------------------------

                                        NLP TRANSPORT, INC.


                                        By:          /s/ James B. Griffin
                                              ---------------------------------
                                              Name:     James B. Griffin
                                                   ----------------------------
                                              Title:    President
                                                   ----------------------------

                                        NLD, INC.


                                        By:          /s/ James B. Griffin
                                              ---------------------------------
                                              Name:     James B. Griffin
                                                   ----------------------------
                                              Title:    President
                                                   ----------------------------

                                     BUYER:

                                     PALLETONE, INC.


                                     By:   /s/ Joseph B. Longino, Jr.
                                           -----------------------------------
                                           Joseph B. Longino, Jr., President


                                     WHITE OAK CAPITAL PARTNERS, L.P.
                                     d/b/a THE WHITE OAK COMPANY


                                     By:   /s/ Joseph B. Longino, Jr.
                                           -----------------------------------
                                           Joseph B. Longino, Jr.,
                                           Managing Director